Exhibit 99.1
REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Financial Statements and Supplemental Schedule
December 31, 2009 and 2008
(With Report of Independent Registered Public Accounting Firm Thereon)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Table of Contents

Page(s)
Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Statements of Net Assets Available for Benefits as of December 31, 2009 and 2008	2

Statements of Changes in Net Assets Available for Benefits for the Years ended December 31, 2009 and 2008	3

Notes to Financial Statements	4—17

Supplemental Schedule

Form 5500, Schedule H, Line 4i — Schedule of Assets (Held at End of Year) as of December 31, 2009	18—23

Note:	Supplemental schedules, other than the one listed above, are omitted because of the absence of conditions under which they are required by Department of Labor Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974.

Report of Independent Registered Public Accounting Firm
RAI Employee Benefits Committee of Reynolds American Capital Investment Plan:
We have audited the accompanying statements of net assets available for benefits of Reynolds American Capital Investment Plan, referred to as the Plan, as of December 31, 2009 and 2008, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2009 and 2008, and the changes in its net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets (Held at End of Year) as of December 31, 2009 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ KPMG LLP
Greensboro, North Carolina
June 15, 2010

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Statements of Net Assets Available for Benefits
December 31, 2009 and 2008

	2009	2008
Assets:
Investments, at fair value:
Cash and cash equivalents	$87,813,581	$40,995,805
Reynolds Stock Fund	81,358,859	65,007,453
Equity (common and preferred stock)	15,071,907	9,698,483
Mutual funds	551,914,058	463,631,779
U.S. government securities	—	103,656
Common/collective trust funds	113,696,160	82,314,960
Investment contracts with insurance companies	540,666,185	611,343,152
Wrapper contracts	951,533	2,586,045
Other	6,477	6,081

Total investments	1,391,478,760	1,275,687,414

Loans to participants	14,936,782	16,260,129
Investment income receivable	1,344,072	1,341,578

Total assets	1,407,759,614	1,293,289,121

Liabilities:
Accrued administrative expenses	1,240,502	931,177
Due to broker for securities purchased	1,708,942	2,339,597

Total liabilities	2,949,444	3,270,774

Net assets available for benefits before adjustment for fully benefit-responsive investment contracts	1,404,810,170	1,290,018,347

Adjustment from fair value to contract value for fully benefit-responsive investment contracts	3,767,854	35,897,285

Net assets available for benefits	$1,408,578,024	$1,325,915,632

See accompanying notes to financial statements.

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Statements of Changes in Net Assets Available for Benefits
Years ended December 31, 2009 and 2008

	2009	2008
Investment income (loss):
Investment loss from interest in Master Trust	$—	$(86,584,032)
Net appreciation (depreciation) in fair value of investments	158,560,227	(255,916,084)
Interest and dividends	17,808,978	23,642,620

Total investment income (loss)	176,369,205	(318,857,496)

Interest income on participant loans	1,058,329	1,316,237

Contributions:
Employer contributions	30,259,495	33,401,181
Participant contributions	32,634,243	36,910,742
Participant rollover contributions	986,678	1,487,851

Total contributions	63,880,416	71,799,774

Total additions	241,307,950	(245,741,485)

Deductions:
Benefits paid to participants	157,446,457	203,256,959
Administrative expenses	1,199,101	1,382,496

Total deductions	158,645,558	204,639,455

Net increase (decrease) in net assets available for benefits	82,662,392	(450,380,940)

Net assets available for benefits at beginning of year	1,325,915,632	1,776,296,572

Net assets available for benefits at end of year	$1,408,578,024	$1,325,915,632

See accompanying notes to financial statements.

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
(1)	Plan Description

The following brief description of the Reynolds American Capital Investment Plan, referred to as the Plan, is provided for general information purposes only. Participants should refer to the plan document for more complete information.
(a)	General

The Plan is a voluntary defined contribution retirement plan for eligible employees of Reynolds American Inc., referred to as RAI or the Company, and participating subsidiaries. All eligible employees become participants unless they elect not to participate. RAI is the Plan Sponsor. The RAI Employee Benefits Committee controls and manages the operation and administration of the Plan. Fidelity Investments Institutional Operations Company, Inc., referred to as Fidelity Operations or Recordkeeper, serves as the recordkeeper for the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, referred to as ERISA.

Effective August 28, 2008, Fidelity Management Trust Company, referred to as Fidelity or Trustee, was appointed as the Trustee of the Plan, replacing Citibank, N.A., referred to as Citibank or former Trustee.

(b)	Interest in Master Trust

Prior to August 28, 2008, the Plan’s assets were held by Citibank in the Reynolds American Defined Contribution Master Trust, referred to as the Master Trust. The trust established at Fidelity, titled the Reynolds American Capital Investment Plan Trust, is not characterized as a master trust, in that it is designed to hold only the assets of the Plan.

The Plan’s interest in investment income or loss of the Master Trust was 100% for the period from January 1, 2008 through August 28, 2008.

Period ended
August 28,
2008
Investment income (loss):
Net depreciation in fair value of investments:
Reynolds stock fund	$(18,656,214)
Fidelity Brokerage link	(3,572,480)
Common/collective trust funds	(13,340,339)
Mutual funds	(81,789,150)

(117,358,183)
Interest and dividend income	30,774,151

Total investment loss	$(86,584,032)

(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
(c)	Contributions

Each year, participants may make basic contributions, including Roth 401(k) contributions, of up to 6% of pre-tax annual compensation, as defined in the plan document. In addition, participants may make supplemental contributions on a pre-tax or after-tax basis of up to 50% of compensation, including the basic contribution. Participants who have attained age 50 before the end of a calendar year may make additional catch-up contributions of 1% to 25% of compensation. The Company or participating subsidiaries contribute an amount equal to 50% of basic contributions made by participants hired prior to January 1, 2004, and 100% of basic contributions made by participants hired on or after January 1, 2004. In addition, the Company or participating subsidiaries make Retirement Enhancement Contributions to accounts of eligible participants equal to 3% to 9% of such participants’ eligible compensation, depending on the eligible participant’s hire date, age and years of service as of January 1, 2006. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution retirement plans. Contributions are subject to certain Internal Revenue Code limitations.

(d)	Participant Accounts

Each participant’s account is credited with the participant’s contributions and allocations of the Company or participating subsidiaries’ contributions and Plan earnings, and charged with the participant’s withdrawals, Plan losses and an allocation of administrative expenses. Allocations are based on participant contributions, account balances, or compensation, as defined in the plan document. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

(e)	Vesting

Participants are immediately vested in their contributions and actual earnings thereon. Vesting in Company or participating subsidiaries’ matching contributions and Retirement Enhancement Contributions occurs upon the earlier of the completion of 24 months of Plan participation, 36 months of service with the Company or participating subsidiaries or upon the occurrence of certain events as defined in the plan document.

(f)	Investment Options

Plan investments are participant directed. Upon enrollment in the Plan, a participant may direct contributions in 1% increments or in fractional increments in any of fifteen investment fund options, or in a self-directed brokerage account managed by Fidelity. Participants may change or transfer their investment options at any time via telephone or a secure Internet website.

(g)	Loans to Participants

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of the lesser of 50% of their vested account balance, reduced by the highest outstanding loan balance during the preceding 12 months, or $50,000 and limited by certain restrictions in the plan document. Loan terms shall not be for more than five years, except that certain loans previously transferred from other plans shall continue in effect until paid off or defaulted under the terms of the loan
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
instruments. The loans are secured by the balance in the participant’s account and bear interest at a rate commensurate with prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through payroll deductions.

(h)	Payment of Benefits

Upon termination of service, a participant is entitled to receive a lump-sum amount equal to the value of the participant’s vested interest in their account, or, if elected by the participant, monthly installments calculated in accordance with rules set forth in the Plan. Partial lump-sum distributions are also available after termination of service.

(i)	Expenses

Expenses relating to the purchase or sale of investments are included in the cost or deducted from the proceeds, respectively. Direct charges and expenses, including investment manager fees attributable to specific investment funds, may be charged against that investment fund. Administrative expenses such as trustee, auditor, general plan recordkeeping and Internal Revenue Service user fees may be paid directly from the Trust.

(j)	Forfeitures

Forfeitures are used to reduce future employer contributions. Certain forfeitures may be restored if the participant is reemployed before accruing five consecutive break-in-service years, as defined in the plan document. For the years ended December 31, 2009 and 2008, employer contributions were reduced by $327,000 and $135,000, respectively, by forfeited nonvested accounts. At December 31, 2009 and 2008, forfeited nonvested accounts totaled $145,419 and $112,693, respectively.
(2)	Summary of Significant Accounting Policies
(a)	Basis of Accounting

The accompanying financial statements of the Plan have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Investment Valuation and Income Recognition

Investments are valued at fair value. See note 4 for discussion of fair value measurement. Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. The Plan has entered into a pooled separate account and various benefit-responsive investment contracts with investment and insurance companies, which maintain the contributions in general accounts. The accounts are credited with earnings on the underlying investments and charged for participant withdrawals and administrative expenses.
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
Investment contracts held by a defined-contribution plan are required to be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined-contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the Plan. The Statement of Net Assets Available for Benefits presents the fair value of the investment contracts as well as the adjustment of the fully benefit-responsive investment contracts from fair value to contract value. The Statement of Changes in Net Assets Available for Benefits is prepared on a contract value basis.

The contracts are included in the financial statements at contract value after adjustments from fair value. Contract value represents contributions made under the contract, plus earnings, less participant withdrawals and administrative expenses. Participants may direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuer or otherwise. The average yield was 2.24% and 3.69% for the years ended December 31, 2009 and 2008, respectively. The contract rates ranged from 0.93% to 4.46% and 0.55% to 8.10% at December 31, 2009 and 2008, respectively. The crediting interest rate is based on a formula agreed upon with the issuer, but may not be less than certain percentages.

Certain events limit the ability of the Plan to transact at contract value with the insurance company and the financial institution issuer. Such events include the following: (i) amendments to the plan documents, including complete or partial Plan termination or merger with another plan; (ii) changes to Plan’s prohibition on competing investment options or deletion of equity wash provisions; (iii) bankruptcy of the Plan Sponsor or other Plan Sponsor events, e.g. divestitures or spin-offs of a subsidiary, which cause a significant withdrawal from the Plan or (iv) the failure of the Trust to qualify for exemption from federal income taxes or any required prohibited transaction exemption under ERISA. The Plan Administrator does not believe that the occurrence of any such event, which would limit the Plan’s ability to transact at contract value with participants, is probable.

The guaranteed investment contract does not permit the insurance company to terminate the agreement prior to the scheduled maturity date.
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
The following table presents the Plan’s investment contracts with insurance companies as of December 31, 2009 and 2008:

	Major		Wrapper	Adjustment	Investments
	Credit	Investments	Contracts at	to Contract	at Contract
	Ratings	at Fair Value	Fair Value	Value	Value
December 31, 2009:
Synthetic guaranteed investment contracts:
Bank of America	A+/Aa2	$50,586,269	$148,219	$83,477	$50,817,965
Bank of America	A+/Aa2	33,330,249	79,003	(749,484)	32,659,768
JPMorgan Chase	A+/Aa2	50,586,268	124,623	108,166	50,819,057
JPMorgan Chase	A+/Aa2	17,502,767	49,676	918,466	18,470,909
Monumental/Aegon	AA-/A1	50,586,269	36,913	296,923	50,920,105
Monumental/Aegon	AA-/A1	54,170,073	38,464	(102,850)	54,105,687
Rabobank	AAA/Aaa	39,575,115	126,467	477,518	40,179,100
Royal Bank of Canada	AA-/Aaa	47,123,342	86,094	1,645,258	48,854,694
State Street	A+/A1	53,405,529	64,307	544,555	54,014,391
UBS AG	A+/Aa2	50,586,269	148,758	112,687	50,847,714
CDC IXIS Asset Management	A+/Aa3	50,586,269	—	273,894	50,860,163
UBS AG	A+/Aa2	15,441,091	49,009	373,891	15,863,991

		513,479,510	951,533	3,982,501	518,413,544

Guaranteed investment contracts:
New York Life	AAA/Aaa	5,383,390	—	(71,373)	5,312,017
New York Life	AAA/Aaa	5,443,168	—	(118,669)	5,324,499
United of Omaha	AA-/Aa3	3,044,529	—	(24,605)	3,019,924

		13,871,087	—	(214,647)	13,656,440

Pooled separate account:
ABN AMRO Income Plus Fund		13,315,588	—	—	13,315,588

Total investment contracts with insurance companies		$540,666,185	$951,533	$3,767,854	$545,385,572

(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008

	Major		Wrapper	Adjustment	Investments
	Credit	Investments	Contracts at	to Contract	at Contract
	Ratings	at Fair Value	Fair Value	Value	Value
December 31, 2008:
Synthetic guaranteed investment contracts:
AIG	A-/A3	$50,145,658	$230,434	$(269,332)	$50,106,760
Bank of America	A+/Aa2	8,160,696	23,426	(106,501)	8,077,621
Bank of America	A+/Aa2	3,001,025	32,846	473,123	3,506,994
Chase	A+/Aa2	18,480,906	62,298	1,459,562	20,002,766
JP Morgan	A+/Aa2	2,014,089	5,830	(50,010)	1,969,909
JP Morgan	A+/Aa2	2,623,768	10,245	(31,732)	2,602,281
Monumental/Aegon	AA/Aa3	28,412,383	140,836	2,973,310	31,526,529
Rabobank	AAA/Aaa	40,955,666	224,610	4,434,469	45,614,745
Royal Bank of Canada	AA-/Aaa	45,672,284	192,572	9,365,703	55,230,559
State Street	AA-/Aa3	48,937,092	140,113	5,046,774	54,123,979
UBS AG	A+/Aa2	18,714,417	124,306	1,384,729	20,223,452
Bank of America	A+/Aa2	46,535,461	205,920	2,814,839	49,556,220
CDC IXIS Asset Management	A+/Aa3	46,535,461	205,920	2,848,704	49,590,085
JP Morgan	A+/Aa2	46,535,461	205,920	2,781,827	49,523,208
Monumental/Aegon	AA/Aa3	46,535,461	205,920	2,904,837	49,646,218
UBS AG	A+/Aa2	46,535,461	205,920	2,830,031	49,571,412
Bank of America	A+/Aa2	33,169,437	211,101	(1,227,469)	32,153,069
Monumental/Aegon	AA/Aa3	33,222,709	157,828	(1,328,475)	32,052,062

		566,187,435	2,586,045	36,304,389	605,077,869

Guaranteed investment contracts:
ING	AA/Aa2	7,890,767	—	(32,330)	7,858,437
John Hancock	AA+/Aa3	3,205,173	—	(38,510)	3,166,663
New York Life	AAA/Aaa	5,169,818	—	(76,313)	5,093,505
New York Life	AAA/Aaa	5,180,819	—	(83,653)	5,097,166
Prudential Life	AA-/A2	4,789,657	—	(73,977)	4,715,680
United of Omaha	AA-/Aa3	5,894,342	—	(102,321)	5,792,021

		32,130,576	—	(407,104)	31,723,472

Pooled separate account:
ABN AMRO Income Plus Fund		13,025,141	—	—	13,025,141

Total investment contracts with insurance companies		$611,343,152	$2,586,045	$35,897,285	$649,826,482

(c) Valuation of Loans to Participants
Loans to participants are valued at amortized cost plus accrued interest.
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
(d) Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.
(e) Payment of Benefits
Benefits are recorded when paid.
(f) Reclassification
Certain 2008 amounts have been reclassified to conform to 2009 presentation.
(3) Investments
The following table presents investments that represent 5% or more of the Plan’s net assets as of December 31, 2009 and 2008. Except for the Interest Income Fund, which is shown at contract value, all the funds are shown at fair value.

	2009	2008
Reynolds Stock Fund (28,263,302 shares)	$81,358,859
Vanguard Total Stock (6,063,828 and 6,323,748 shares, respectively)	$150,443,573	$124,451,356
Vanguard Conservative Growth Fund (5,296,629 shares)	$80,085,024
Vanguard Growth Fund (3,561,653 shares)	$69,665,926
Interest Income Fund (256,251,159 and 286,604,828 shares, respectively)	$621,648,712	$678,966,482
The Interest Income Fund is an investment option for participants that is a stable value fund comprised of guaranteed investment contracts, synthetic guaranteed investment contracts, a pooled separate account with an insurance company and cash and cash equivalents, which are separately disclosed on the statement of net assets available for benefits.
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
The Plan’s investments, including gains and losses on investments bought and sold, as well as held during the year appreciated (depreciated) in value as follows:

	Year ended December 31
	2009	2008
Reynolds Stock Fund	$18,516,038	$(21,010,308)
Fidelity Brokeragelink	4,521,081	(8,134,678)
Mutual funds	96,570,117	(191,751,400)
Investment contracts with insurance companies	14,627,738	(459,750)
Common/collective trust funds	24,115,072	(34,559,948)
Other	210,181	—

Net appreciation/(depreciation) in fair value of investments	$158,560,227	$(255,916,084)

(4) Fair Value Measurement
The fair value of assets and liabilities is determined by using a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity, and the reporting entity’s own assumptions about market participant assumptions based on the best information available in the circumstances.
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price.
The three levels of the fair value hierarchy are described as follows:

Level 1 —	Inputs are quoted prices, unadjusted, in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 —	Inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. A Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 —	Inputs are unobservable and reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
The following table sets forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31, 2009 and 2008:

	Assets at Fair Value as of December 31, 2009
	Level 1	Level 2	Level 3	Total
Mutual funds	$551,914,058	$—	$—	$551,914,058
Money market funds	86,510,330	—	—	86,510,330
Equity (common and preferred stock)	15,071,907	—	—	15,071,907
Certificates of deposit	1,173,450	—	—	1,173,450
Synthetic investment contracts	—	513,479,510	—	513,479,510
Common/collective trusts funds	—	113,696,160	—	113,696,160
Reynolds Stock Fund	—	81,358,859	—	81,358,859
Pooled separate account	—	13,315,588	—	13,315,588
Guaranteed investment contracts	—	—	13,871,087	13,871,087
Wrapper contracts	—	—	951,533	951,533
Other	136,278	—	—	136,278

Total investments at fair value	$654,806,023	$721,850,117	$14,822,620	$1,391,478,760

	Assets at Fair Value as of December 31, 2008
	Level 1	Level 2	Level 3	Total
Mutual funds	$463,631,779	$—	$—	$463,631,779
Money market funds	38,333,487	—	—	38,333,487
Equity (common and preferred stock)	9,689,483	—	—	9,689,483
Certificates of deposit	2,645,725	—	—	2,645,725
U.S. government securities	103,656	—	—	103,656
Synthetic investment contracts	—	566,187,435	—	566,187,435
Common/collective trusts funds	—	82,314,960	—	82,314,960
Reynolds Stock Fund	—	65,007,453	—	65,007,453
Pooled separate account	—	13,025,141	—	13,025,141
Guaranteed investment contracts	—	—	32,130,576	32,130,576
Wrapper contracts	—	—	2,586,045	2,586,045
Other	31,674	—	—	31,674

Total investments at fair value	$514,435,804	$726,534,989	$34,716,621	$1,275,687,414

(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
Following is a description of the valuation methodologies used for assets measured at fair value:

Money market funds, U.S. government securities, common stock and mutual funds – Valued at the closing price reported on the active market on which the individual securities are traded.

Common/collective trust funds – These funds are valued using the Net Asset Value, referred to as NAV, provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, less its liabilities, and then divided by the number of shares outstanding. The NAV is a quoted price in a market that is not active.

Reynolds Stock Fund – The fund is tracked on a unitized basis. The fund consists of Reynolds American Inc. common stock and funds held in a Fidelity money market fund sufficient to meet the fund’s daily cash needs and other miscellaneous assets and liabilities. Unitizing the fund allows for daily trades. The fair value of a unit is based on the combined fair value of RAI common stock (closing price in an active market on which the securities are traded), the net asset value of the money market fund, and other miscellaneous assets and liabilities held by the fund at year-end.

Pooled separate account – Valued using the NAV provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, less its liabilities, and then divided by the number of shares outstanding.

Synthetic investment contracts/Wrapper contracts – Synthetic investment contracts consists of a fixed income investment portfolio that invests in U.S. domestic fixed income securities (primarily government bonds and high quality corporate bonds) and a “wrapper contract” issued by high-quality financial institutions. The bonds are valued at the closing price reported on the active market on which the individual securities are traded. The fair values of these investment contracts are based on discounting related cash flows utilizing current yields of similar investments with comparable durations considering the credit worthiness of the issuers.

Guaranteed investment contracts – Valued at the fair value by discounting the related cash flows based on current yields of similar instruments with comparable durations.
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
Level 3 Gains and Losses

The following table sets forth a summary of changes in the fair value of the Plan’s Level 3 assets for the year ended December 31, 2009.

	Level 3
	Guaranteed
	Investment	Wrapper
	Contracts	Contracts
Balance, beginning of year	$32,130,576	$2,586,045
Realized gains/(losses)	—	—
Unrealized losses related to instruments still held at reporting date	(3,439,489)	(1,634,512)
Purchases, sales, issuances and settlements (net)	(14,820,000)	—

Balance, end of year	$13,871,087	$951,533

The following table sets forth a summary of changes in the fair value of the Plan’s Level 3 assets for the year ended December 31, 2008.

	Level 3
	Guaranteed
	Investment	Wrapper
	Contracts	Contracts
Balance, beginning of year	$37,368,821	$1,447,309
Realized gains/(losses)	—	—
Unrealized gains/(losses) related to instruments still held at reporting date	(632,738)	1,138,736
Purchases, sales, issuances and settlements (net)	(4,605,507)	—

Balance, end of year	$32,130,576	$2,586,045

Gains and losses (realized and unrealized) included in changes in net assets for the period above are reported in net appreciation (depreciation) in fair value of investments in the statement of changes in net assets available for benefits.

(5)	Related Party Transactions

Certain investments, within the Commingled Employee Benefit Trust Liquid Reserve Fund, are shares of funds managed by Citibank, the former trustee of the Plan. Citibank was the trustee until August 28, 2008 as defined by the Plan and, therefore, those transactions qualified as party-in-interest transactions. These investments were liquidated as of August 28, 2008. Administrative fees paid to Citibank for the years ended December 31, 2009 and 2008 were $0 and $154,512, respectively.
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
Certain investments, within the Fidelity Brokeragelink and Fidelity Retirement Money Market Fund, are managed by Fidelity and, therefore, those transactions qualified as party-in-interest transactions. Administrative fees paid to Fidelity for the years ended December 31, 2009 and 2008 were $884,190 and $890,152, respectively.

The Reynolds Stock Fund is provided as an investment option for participants in the Plan. As RAI is the Plan Sponsor, these transactions qualify as party-in-interest transactions. Reynolds Stock Fund dividends for the years ended December 31, 2009 and 2008 were $5,062,121 and $5,203,227, respectively. The fund held 1,535,934 shares at $52.97 per share as of December 31, 2009 and 1,612,688 shares at $40.31 per share as of December 31, 2008.

(6)	Income Tax Status

The Plan obtained its latest determination letter dated June 11, 2003, in which the Internal Revenue Service stated that the Plan’s design was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving this determination letter. The Company believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

(7)	Plan Termination

Although it has not expressed any intent to do so, the RAI Employee Benefits Committee has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of the Plan’s termination, the Plan provides that the net assets are to be distributed to participating employees in amounts equal to their respective interests in such assets.

(8)	Contingency

On May 13, 2002, in Tatum v. R.J. Reynolds Tobacco Company, et al., an employee of R.J. Reynolds Tobacco Company, a subsidiary of the Company referred to as RJR Tobacco, filed a class-action suit in the U.S. District Court for the Middle District of North Carolina, alleging that the defendants, RJR Tobacco, the RJR Employee Benefits Committee and the RJR Pension Investment Committee, violated ERISA. The actions about which the plaintiff complains stem from a decision made in 1999 by RJR Nabisco Holdings Corp., subsequently renamed Nabisco Group Holdings Corp., referred to as NGH, to spin off R.J. Reynolds Tobacco Holdings, Inc., referred to as RJR, thereby separating NGH’s tobacco business and food business. As part of the spin-off of RJR, the 401(k) plan for the previously related entities had to be divided into two separate plans for the now separate tobacco and food businesses. The plaintiff contends that the defendants violated ERISA by not overriding an amendment to the Plan requiring that, prior to February 1, 2000, the stock funds of the companies involved in the food business, NGH and Nabisco Holdings Corp., referred to as Nabisco, be eliminated as investment options from the Plan. In his complaint, the plaintiff requests, among other things, that the court require the defendants to pay as damages to the Plan an amount equal to the subsequent appreciation that was purportedly lost as a result of the liquidation of the NGH and Nabisco funds.
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
On July 29, 2002, the defendants filed a motion to dismiss, which the court granted on December 10, 2003. On December 14, 2004, the U.S. Court of Appeals for the Fourth Circuit reversed the dismissal of the complaint and remanded the case for further proceedings. On January 20, 2005, the defendants filed a second motion to dismiss on other grounds. On March 7, 2007, the court granted the plaintiff leave to file an amended complaint and denied all pending motions as moot. On April 6, 2007, the defendants moved to dismiss the amended complaint. On May 31, 2007, the court granted the motion in part and denied it in part, dismissing all claims against the RJR Employee Benefits Committee and the RJR Pension Investment Committee. The remaining defendants, RJR and RJR Tobacco, filed their answer and affirmative defenses on June 14, 2007. On November 19, 2007, the plaintiff filed a motion for class certification, which the court granted on September 29, 2008. The district court ordered mediation, which occurred on July 10, 2008, but no resolution of the case was reached at that time. On September 18, 2008, each of the plaintiffs and the defendants filed motions for summary judgment, and on January 9, 2009, the defendants filed a motion to decertify the class. A second mediation occurred on June 23, 2009, but again no resolution of the case was reached. On January 11, 2010, the district court overruled the motions for summary judgment and the motion to decertify the class. The non-jury trial began on January 12, 2010, and closing arguments ended on February 9, 2010. A decision is pending. The outcome of the lawsuit, whether favorable or unfavorable, is not expected to have any adverse effect on the Plan’s financial position. No costs or expenses of the defense of this litigation will be paid out of, or affect, the Plan’s assets. Any recovery on behalf of the Plan will be allocated to the individual accounts of the plaintiff and/or class members.

(9)	Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

	December 31
	2009	2008
Net assets available for benefits per the financial statements	$1,408,578,024	$1,325,915,632
Less adjustment from fair value to contract value for fully benefit-responsive investment contracts	(3,767,854)	(35,897,285)

Net assets available for benefits per the Form 5500	$1,404,810,170	$1,290,018,347

(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Notes to Financial Statements
December 31, 2009 and 2008
The following is a reconciliation of investment income (loss) per the financial statements for the year ended December 31, 2009 and 2008 to the Form 5500:

	2009	2008
Total investment income (loss) per the financial statements	$176,369,205	$(318,857,496)
Less current year adjustment from fair value to contract value for fully benefit-responsive investment contracts	(3,767,854)	(35,897,285)
Add prior year adjustment from fair value to contract value for fully benefit-responsive investment contracts	35,897,285	6,284,177

Total investment income (loss) per the Form 5500	$208,498,636	$(348,470,604)

(10)	Subsequent Event

Effective January 31, 2010, the 401(k) Retirement Savings Plan for the Employees of Lane Limited, the Conwood Employee Thrift Plan and the SFNTC Savings Investment and Retirement Plan were merged into the Reynolds American Capital Investment Plan. Such merged plan comprises a single plan, within the meaning of Treasury Regulations issued under Section 414(l) of the Internal Revenue Code of 1986, as amended, and shall be known as the “RAI 401k Savings Plan” (the “Merged Plan”). Fidelity Operations continues as the Merged Plan’s recordkeeper following the merger, and Fidelity continues to serve as the Merged Plan’s trustee following the merger.

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)
December 31, 2009

		Par Value or
		Number of
Identity of issue	Maturity	Units	Current Value
Unitized Company Stock Fund:
* Reynolds Stock Fund		28,263,302	$81,358,859
Mutual funds:
Vanguard Total Stock Fund		6,063,828	150,443,573
Vanguard Conservative Growth Fund		5,296,629	80,085,024
Vanguard Growth Fund		3,561,653	69,665,926
Vanguard Moderate Growth Fund		2,941,902	52,042,245
Dodge and Cox Stock Fund		510,159	49,046,674
Vanguard Total International Fund		3,541,505	51,033,092
PIMCO Total Return Fund		4,982,383	53,809,736
Vanguard Explorer Fund		414,977	22,118,295
Heartland Value Fund		512,733	18,642,989
* Brokeragelink External Fund		3,807,400	3,807,400
* Brokeragelink Unit		293,338	293,338
* Brokeragelink Fidelity Fund		925,766	925,766

Total mutual funds			551,914,058

Cash management accounts:
Money market fund:
Interest Income Fund		76,263,140	76,263,140
* Brokeragelink Money Market Fund		8,279,383	8,279,383
* Reynolds Stock Fund		1,924,653	1,924,653
* Fidelity Retirement Money Market Fund		43,154	43,154

Total money market funds			86,510,330

* Brokeragelink Certificate of Deposit		1,173,450	1,173,450

Total cash management accounts		87,683,780	87,683,780

Common and preferred stock:
* Brokeragelink Common and Preferred Stock		15,071,907	15,071,907
Common/collective investment trusts:
Capital Guardian International Fund		335,788	13,481,894
Intech Large Capital Growth		31,705,580	46,492,143
SSGA S&P 500 Index Fund		156,743	35,346,966
SSGA Russell 2000		859,418	18,375,157

Total common/collective investment trusts			113,696,160

Pooled separate account:
Income plus fund, 2.32%:
Lasalle National Bank EPL	open-ended	13,315,588	13,315,588
Synthetic guaranteed investment contracts:
Bank of America, Contract #01-246, 3.79% (wrapper contracts):			79,003
Cash			168
Cash Equivalents			8,461
Government National Mortgage Association	8/16/2035	776,147	811,349
Government National Mortgage Association	3/16/2034	1,733,419	1,799,558
Government National Mortgage Association	8/16/2032	2,474,393	2,594,514
Government National Mortgage Association	4/16/2034	4,357,493	4,568,082
Government National Mortgage Association	5/16/2027	2,511,287	2,597,549
Government National Mortgage Association	10/16/2027	1,500,000	1,542,538
Government National Mortgage Association	8/16/2032	1,000,000	1,041,965
Government National Mortgage Association	2/20/2036	693,830	725,169
Government National Mortgage Association	3/20/2039	879,634	918,992
Government National Mortgage Association	3/20/2039	977,371	1,021,102
Government National Mortgage Association	3/20/2039	684,160	714,772
Government National Mortgage Association	3/20/2036	996,851	1,041,194
Government National Mortgage Association	3/20/2036	996,851	1,041,194
Government National Mortgage Association	3/20/2036	997,661	1,042,031
Government National Mortgage Association	9/20/2036	1,184,112	1,238,098
Government National Mortgage Association	1/20/2039	1,085,148	1,134,928
Government National Mortgage Association	11/16/2027	1,000,000	1,048,125
Government National Mortgage Association	3/20/2036	996,306	1,041,277
Government National Mortgage Association	3/20/2036	996,306	1,041,277
Government National Mortgage Association	3/20/2036	996,635	1,041,484
Government National Mortgage Association	3/20/2036	996,635	1,041,484
Government National Mortgage Association	3/20/2036	996,635	1,041,484
Government National Mortgage Association	3/20/2036	996,851	1,041,194
Government National Mortgage Association	2/20/2036	695,338	728,346
Government National Mortgage Association	12/20/2035	695,789	727,200
Government National Mortgage Association	11/20/2036	700,000	736,714

			33,409,252

Chase, Contract #427522, 2.14% (wrapper contracts):			49,676
Cash			51
Cash Equivalents			34,981
Citigroup Commercial Mortgage Trust	10/15/2049	300,000	279,948
Federal National Mortgage Association	3/25/2031	1,775,736	1,839,753
Government National Mortgage Association	8/16/2035	970,184	1,031,749
Government National Mortgage Association	8/16/2032	1,332,365	1,014,187
Government National Mortgage Association	2/20/2036	198,237	624,717
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)
December 31, 2009

		Par Value or
		Number of
Identity of issue	Maturity	Units	Current Value
Government National Mortgage Association	11/20/2039	985,409	624,717
Government National Mortgage Association	3/20/2039	488,685	624,766
Government National Mortgage Association	3/20/2039	977,371	624,766
Government National Mortgage Association	3/20/2039	977,370	624,890
Government National Mortgage Association	3/20/2036	598,111	624,890
Government National Mortgage Association	3/20/2036	598,111	624,890
Government National Mortgage Association	9/20/2036	986,761	416,478
Government National Mortgage Association	3/16/2022	477,802	262,031
Government National Mortgage Association	1/20/2039	591,898	207,771
Government National Mortgage Association	11/16/2027	250,000	207,191
Government National Mortgage Association	3/20/2036	597,783	208,099
Government National Mortgage Association	3/20/2036	597,783	510,551
Government National Mortgage Association	3/20/2036	597,981	1,021,102
Government National Mortgage Association	3/20/2036	597,981	501,358
Government National Mortgage Association	3/20/2036	597,981	1,029,523
Government National Mortgage Association	3/20/2036	398,741	619,051
Government National Mortgage Association	2/20/2036	198,668	1,021,102
Government National Mortgage Association	12/20/2035	198,796	1,397,046
JP Morgan Chase Commercial Mortgage	12/12/2043	250,000	237,292
LB-UBS Commercial Mortgage Trust	9/15/2039	315,000	301,215
LB-UBS Commercial Mortgage Trust	1/15/2016	250,000	242,734
MassMutual Global Funding	7/16/2012	150,000	156,634
New York Life Global Funding	10/16/2012	300,000	325,013
New York Life Global Funding	5/9/2013	250,000	264,271

			17,552,443

Monumental/Aegon, Contract #MDA00598TR, 2.92% (wrapper contracts):			38,464
Cash			60
Cash Equivalents			58,920
Federal National Mortgage Association	11/1/2038	1,192,984	1,255,616
Federal National Mortgage Association	4/1/2039	1,406,704	1,480,556
Government National Mortgage Association	8/16/2035	873,165	912,768
Government National Mortgage Association	3/16/2034	2,377,261	2,467,965
Government National Mortgage Association	5/16/2031	1,481,011	1,548,956
Government National Mortgage Association	8/16/2032	3,806,758	3,991,560
Government National Mortgage Association	4/16/2034	4,357,493	4,568,082
Government National Mortgage Association	10/16/2028	2,252,077	2,328,196
Government National Mortgage Association	10/16/2027	2,200,000	2,262,389
Government National Mortgage Association	8/16/2032	1,500,000	1,562,947
Government National Mortgage Association	5/16/2025	6,000,000	6,217,906
Government National Mortgage Association	2/20/2036	495,593	517,978
Government National Mortgage Association	3/20/2039	1,368,319	1,429,543
Government National Mortgage Association	3/20/2039	1,661,530	1,735,874
Government National Mortgage Association	3/20/2039	1,466,056	1,531,654
Government National Mortgage Association	3/20/2036	1,594,962	1,665,911
Government National Mortgage Association	3/20/2036	1,594,962	1,665,911
Government National Mortgage Association	3/20/2036	798,128	833,624
Government National Mortgage Association	9/20/2036	986,761	1,031,749
Government National Mortgage Association	3/16/2022	860,042	902,444
Government National Mortgage Association	1/20/2039	1,677,046	1,753,979
Government National Mortgage Association	11/16/2027	550,000	576,469
Government National Mortgage Association	3/20/2036	1,594,090	1,666,044
Government National Mortgage Association	3/20/2036	1,594,090	1,666,044
Government National Mortgage Association	3/20/2036	1,594,616	1,666,374
Government National Mortgage Association	3/20/2036	1,594,616	1,666,374
Government National Mortgage Association	3/20/2036	1,594,616	1,666,374
Government National Mortgage Association	3/20/2036	1,594,962	1,665,911
Government National Mortgage Association	2/20/2036	496,670	520,247
Government National Mortgage Association	12/20/2035	496,993	519,429
Government National Mortgage Association	2/20/2039	794,972	832,219

			54,208,537

Rabobank, Contract #RJR030301, 2.70% (wrapper contracts):			126,467
Cash			172
Cash Equivalents			40,935
Citigroup Commercial Mortgage Trust	10/15/2049	300,000	279,948
Federal National Mortgage Association	8/1/2037	2,325,620	2,495,115
Federal National Mortgage Association	11/1/2038	874,855	920,785
Federal National Mortgage Association	4/1/2039	1,031,583	1,085,741
Government National Mortgage Association	8/16/2035	1,746,331	1,825,536
Government National Mortgage Association	5/16/2031	1,086,074	1,135,901
Government National Mortgage Association	8/16/2027	1,572,290	1,656,718
Government National Mortgage Association	8/16/2032	1,000,000	1,041,965
Government National Mortgage Association	2/20/2036	1,883,252	1,968,317
Government National Mortgage Association	2/20/2036	792,948	828,765
Government National Mortgage Association	11/20/2039	985,409	1,029,523
Government National Mortgage Association	3/20/2039	977,371	1,021,102
Government National Mortgage Association	3/20/2039	1,270,582	1,327,433
Government National Mortgage Association	3/20/2039	1,466,056	1,531,654
Government National Mortgage Association	3/20/2036	1,196,221	1,249,433
Government National Mortgage Association	3/20/2036	1,196,221	1,249,433
Government National Mortgage Association	9/20/2036	1,480,141	1,547,623
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)
December 31, 2009

		Par Value or
		Number of
Identity of issue	Maturity	Units	Current Value
Government National Mortgage Association	3/16/2022	1,051,163	1,102,987
Government National Mortgage Association	1/20/2039	1,282,447	1,341,278
Government National Mortgage Association	11/16/2027	100,000	104,813
Government National Mortgage Association	3/20/2036	1,195,567	1,249,533
Government National Mortgage Association	3/20/2036	1,195,567	1,249,533
Government National Mortgage Association	3/20/2036	1,195,963	1,249,781
Government National Mortgage Association	3/20/2036	1,195,963	1,249,781
Government National Mortgage Association	3/20/2036	1,195,963	1,249,781
Government National Mortgage Association	2/20/2036	794,673	832,396
Government National Mortgage Association	3/20/2036	1,885,822	1,969,148
Government National Mortgage Association	12/20/2035	795,188	831,086
Government National Mortgage Association	2/20/2036	1,885,600	1,971,901
Government National Mortgage Association	2/20/2039	993,715	1,040,273
Government National Mortgage Association	11/20/2036	1,300,000	1,368,182
New York Life Global Funding	5/9/2013	500,000	528,543

			39,701,582

Royal Bank of Canada, Contract #ABNRJR01, 0.93% (wrapper contracts):			86,094
Cash			106
Cash Equivalents			80,301
CNH Equipment Trust	11/17/2014	1,750,000	1,835,050
Federal National Mortgage Association	9/25/2029	3,500,000	3,634,599
Federal National Mortgage Association	11/1/2038	1,033,920	1,088,201
Federal National Mortgage Association	4/1/2039	1,219,144	1,283,149
Government National Mortgage Association	8/16/2035	2,328,441	2,434,048
Government National Mortgage Association	5/16/2031	1,283,542	1,342,428
Government National Mortgage Association	8/16/2032	989,757	1,037,806
Government National Mortgage Association	8/16/2032	1,000,000	1,041,965
Government National Mortgage Association	2/20/2036	1,387,660	1,450,339
Government National Mortgage Association	2/20/2036	792,948	828,765
Government National Mortgage Association	11/20/2039	1,478,114	1,544,285
Government National Mortgage Association	3/20/2039	1,172,845	1,225,323
Government National Mortgage Association	3/20/2039	1,466,057	1,531,654
Government National Mortgage Association	3/20/2039	1,954,742	2,042,205
Government National Mortgage Association	3/20/2036	1,495,277	1,561,792
Government National Mortgage Association	3/20/2036	1,495,277	1,561,792
Government National Mortgage Association	3/20/2036	798,128	833,624
Government National Mortgage Association	9/20/2036	1,776,168	1,857,147
Government National Mortgage Association	3/16/2022	1,242,283	1,303,530
Government National Mortgage Association	1/20/2039	1,479,747	1,547,629
Government National Mortgage Association	11/16/2027	500,000	524,063
Government National Mortgage Association	3/20/2036	1,494,459	1,561,916
Government National Mortgage Association	3/20/2036	1,494,459	1,561,916
Government National Mortgage Association	3/20/2036	1,494,953	1,562,226
Government National Mortgage Association	3/20/2036	1,494,953	1,562,226
Government National Mortgage Association	3/20/2036	1,494,953	1,562,226
Government National Mortgage Association	3/20/2036	1,495,277	1,561,792
Government National Mortgage Association	2/20/2036	794,673	832,396
Government National Mortgage Association	3/20/2036	1,389,553	1,450,951
Government National Mortgage Association	12/20/2035	795,188	831,086
Government National Mortgage Association	2/20/2036	1,389,390	1,452,980
Government National Mortgage Association	11/20/2036	500,000	526,224
New York Life Global Funding	10/16/2012	400,000	433,351
New York Life Global Funding	5/9/2013	600,000	634,251

			47,209,436

State Street, Contract #102040, 2.54% (wrapper contracts):			64,307
Cash			78,473
Cash Equivalents			29,079
Caterpillar Financial Asset Trust	4/25/2014	1,250,000	1,280,323
Citigroup Commercial Mortgage Trust	10/15/2049	300,000	279,948
Federal Home Loan Mortgage Corporation	11/1/2033	520,129	537,092
Federal Home Loan Mortgage Corporation	3/1/2037	6,194,071	6,596,587
Federal National Mortgage Association	1/1/2037	3,135,904	3,356,918
Federal National Mortgage Association	11/1/2038	1,113,453	1,171,909
Federal National Mortgage Association	4/1/2039	1,312,924	1,381,853
Government National Mortgage Association	8/16/2035	485,092	507,093
Government National Mortgage Association	5/16/2031	1,382,276	1,445,692
Government National Mortgage Association	8/16/2032	1,522,703	1,596,624
Government National Mortgage Association	10/16/2027	2,145,000	2,205,829
Government National Mortgage Association	8/16/2032	1,500,000	1,562,947
Government National Mortgage Association	2/20/2036	1,189,423	1,243,148
Government National Mortgage Association	2/20/2036	1,486,778	1,553,934
Government National Mortgage Association	12/20/2035	1,783,034	1,862,141
Government National Mortgage Association	3/20/2039	1,368,319	1,429,543
Government National Mortgage Association	3/20/2036	1,594,962	1,665,911
Government National Mortgage Association	3/20/2036	1,594,962	1,665,911
Government National Mortgage Association	3/20/2036	897,894	937,827
Government National Mortgage Association	1/20/2039	1,677,046	1,753,979
Government National Mortgage Association	11/16/2027	750,000	786,094
Government National Mortgage Association	3/20/2036	1,594,090	1,666,044
Government National Mortgage Association	3/20/2036	1,594,090	1,666,044
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)
December 31, 2009

		Par Value or
		Number of
Identity of issue	Maturity	Units	Current Value
Government National Mortgage Association	3/20/2036	1,594,616	1,666,374
Government National Mortgage Association	3/20/2036	1,594,616	1,666,374
Government National Mortgage Association	3/20/2036	1,594,616	1,666,374
Government National Mortgage Association	3/20/2036	1,594,962	1,665,911
Government National Mortgage Association	2/20/2036	1,688,679	1,768,841
Government National Mortgage Association	3/20/2036	1,191,045	1,243,672
Government National Mortgage Association	12/20/2035	1,689,774	1,766,058
Government National Mortgage Association	2/20/2036	1,190,905	1,245,411
Government National Mortgage Association	2/20/2039	1,689,316	1,768,465
New York Life Global Funding	5/9/2013	650,000	687,106

			53,469,836

UBS AG, Contract #2481, 0.91% (wrapper contracts):			49,009
Cash			38
Cash Equivalents			70,166
Citigroup Commercial Mortgage Trust	10/15/2049	300,000	279,948
Federal National Mortgage Association	11/1/2038	318,129	334,831
Federal National Mortgage Association	4/1/2039	375,121	394,815
Government National Mortgage Association	8/16/2035	970,184	1,014,187
Government National Mortgage Association	5/16/2031	394,936	413,055
Government National Mortgage Association	8/16/2032	532,946	558,818
Government National Mortgage Association	2/20/2036	198,237	207,191
Government National Mortgage Association	11/20/2039	985,409	1,029,523
Government National Mortgage Association	3/20/2039	390,948	408,441
Government National Mortgage Association	3/20/2039	977,371	1,021,102
Government National Mortgage Association	3/20/2039	977,370	1,021,102
Government National Mortgage Association	3/20/2036	498,425	520,597
Government National Mortgage Association	3/20/2036	498,425	520,597
Government National Mortgage Association	9/20/2036	986,761	1,031,749
Government National Mortgage Association	3/16/2022	382,241	401,086
Government National Mortgage Association	1/20/2039	493,249	515,876
Government National Mortgage Association	11/16/2027	200,000	209,625
Government National Mortgage Association	3/20/2036	498,153	520,639
Government National Mortgage Association	3/20/2036	498,153	520,639
Government National Mortgage Association	3/20/2036	498,318	520,742
Government National Mortgage Association	3/20/2036	498,318	520,742
Government National Mortgage Association	3/20/2036	498,318	520,742
Government National Mortgage Association	3/20/2036	398,741	416,478
Government National Mortgage Association	2/20/2036	298,002	312,148
Government National Mortgage Association	12/20/2035	298,195	311,657
Government National Mortgage Association	2/20/2039	993,715	1,040,273
JP Morgan Chase Commercial Mortgage	12/12/2043	200,000	189,834
LB-UBS Commercial Mortgage Trust	1/15/2016	200,000	194,187
MassMutual Global Funding	7/16/2012	200,000	208,846
New York Life Global Funding	5/9/2013	200,000	211,417

			15,490,100

Bank of America, Contract #02-087, 2.71% (wrapper contracts)			148,219
CDC IXIS Asset Management, Contract #WR-1184-04, 2.67% (wrapper contracts)			—
JP Morgan, Contract #AB&W05, 2.71% (wrapper contracts)			124,623
Monumental/Aegon, Contract #MDA00462TR, 2.62% (wrapper contracts)			36,913
UBS AG, Contract #3096, 2.68% (wrapper contracts):			148,758
Cash			207,526
Cash Equivalents		3,807,797	3,794,952
Caterpillar Financial Services	12/7/2012	2,000,000	2,157,105
Citigroup Commercial Mortgage Trust	10/15/2049	3,374,999	3,149,411
Federal Home Loan Mortgage Corporation	10/1/2035	1,858,557	1,821,702
Federal Home Loan Mortgage Corporation	12/1/2036	3,142,359	3,300,453
FHLMC Structured Pass Through	9/27/2012	523,144	506,214
Federal National Mortgage Association	5/25/2034	1,816,516	1,941,969
Federal National Mortgage Association	7/1/2034	772,708	801,438
Federal National Mortgage Association	11/1/2036	3,520,161	3,775,952
Federal National Mortgage Association	1/1/2037	2,177,866	2,331,925
Federal National Mortgage Association	8/1/2037	1,550,413	1,663,410
Federal National Mortgage Association	11/1/2038	5,010,536	5,273,589
Federal National Mortgage Association	4/1/2039	5,908,158	6,218,337
Government National Mortgage Association	1/15/2038	4,132,143	4,353,357
Government National Mortgage Association	3/15/2038	2,015,221	2,123,106
Government National Mortgage Association	4/15/2038	4,473,746	4,713,248
Government National Mortgage Association	8/16/2035	6,403,213	6,693,631
Government National Mortgage Association	11/16/2025	5,760,173	6,052,894
Government National Mortgage Association	8/16/2027	5,787,939	6,017,987
Government National Mortgage Association	8/16/2032	3,806,758	3,991,560
Government National Mortgage Association	4/16/2034	3,994,368	4,187,408
Government National Mortgage Association	5/16/2027	2,087,158	2,158,852
Government National Mortgage Association	8/16/2038	5,266,233	5,518,838
Government National Mortgage Association	10/16/2027	2,000,000	2,056,717
Government National Mortgage Association	5/16/2033	1,033,737	1,049,663
Government National Mortgage Association	2/16/2034	3,164,294	3,315,831
Government National Mortgage Association	8/16/2032	6,000,000	6,251,790
Government National Mortgage Association	2/20/2036	5,253,283	5,490,569
(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)
December 31, 2009

		Par Value or
		Number of
Identity of issue	Maturity	Units	Current Value
Government National Mortgage Association	2/20/2036	8,325,959	8,702,033
Government National Mortgage Association	12/20/2035	7,429,308	7,758,922
Government National Mortgage Association	3/20/2039	6,059,700	6,330,835
Government National Mortgage Association	3/20/2039	1,954,742	2,042,205
Government National Mortgage Association	3/20/2036	7,476,385	7,808,958
Government National Mortgage Association	3/20/2036	7,476,385	7,808,958
Government National Mortgage Association	3/20/2036	2,494,150	2,605,076
Government National Mortgage Association	9/20/2036	1,973,521	2,063,497
Government National Mortgage Association	3/16/2022	6,020,294	6,317,105
Government National Mortgage Association	1/20/2039	7,497,381	7,841,319
Government National Mortgage Association	11/16/2027	2,999,999	3,144,375
Government National Mortgage Association	3/20/2036	7,472,295	7,809,581
Government National Mortgage Association	3/20/2036	7,472,295	7,809,581
Government National Mortgage Association	3/20/2036	7,474,764	7,811,128
Government National Mortgage Association	3/20/2036	7,474,764	7,811,128
Government National Mortgage Association	3/20/2036	7,474,764	7,811,128
Government National Mortgage Association	3/20/2036	7,476,385	7,808,958
Government National Mortgage Association	2/20/2036	8,046,058	8,428,005
Government National Mortgage Association	3/20/2036	5,260,451	5,492,886
Government National Mortgage Association	12/20/2035	8,051,276	8,414,745
Government National Mortgage Association	2/20/2036	5,259,833	5,500,566
Government National Mortgage Association	2/20/2039	7,452,863	7,802,050
Government National Mortgage Association	11/20/2036	500,000	526,224
LB-UBS Commercial Mortgage Trust	6/15/2020	114,667	115,353
MassMutual Global Funding	7/16/2012	650,000	678,749
New York Life Global Funding	10/16/2012	1,835,000	1,987,998
New York Life Global Funding	5/9/2013	2,800,000	2,959,840
USAA Auto Owner Trust	11/15/2013	770,000	820,707

			253,389,857

Total synthetic investment contracts			514,431,043

(Continued)

REYNOLDS AMERICAN CAPITAL INVESTMENT PLAN
Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)
December 31, 2009

		Par Value or
		Number of
Identity of issue	Maturity	Units	Current Value
Guaranteed investment contracts:
United of Omaha, Contract #SDGA-12966-2, 4.19%	6/7/2010	3,019,924	3,044,529
New York Life, Contract #GA-34247-001, 4.29%	7/23/2010	5,312,017	5,383,390
New York Life, Contract #GA-34247-002, 4.46%	1/24/2011	5,324,499	5,443,168

Total guaranteed investment contracts			13,871,087

Other		136,278	136,278

Total investments			1,391,478,760

* Participants’ loans receivable (1,437 loans with interest rates ranging from 4.25% to 9.25% and maturity dates ranging from 1/1/2010 – 12/25/2014)		14,936,782	14,936,782

Total assets			$1,406,415,542

* Denotes a party-in-interest
See accompanying report of independent registered public accounting firm.